                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.
333-90890 of Allied Healthcare International Inc. and subsidiaries (the
"Company") on Form S-3, Registration Statement No. 333-112628 of the Company on
Form S-8 and Registration Statement No. 333-49387 of the Company on Form S-8 of
our report dated December 21, 2004, appearing in this Annual Report on Form 10-K of the Company for the year ended September 30, 2004.

/s/ DELOITTE & TOUCHE LLP

Jericho, New York
December 21, 2004